Execution Version

AUTHORIZATION AGREEMENT

This Authorization Agreement (the “Agreement”) is entered into as of July 3, 2008, by and between:

Party A: Xue Wei (穥伟), PRC citizen;

Party B: Jeffery Dash, a United States of America citizen.

Party A and Party B are referred herein collectively as “Parties”, and each as a “Party”.

Whereas:

1. Party A owns 10% equity interests in Beijing Maihesi Advertising International Co., Ltd. (北京慚犕思国榻广告有榰公司) (“Maihesi”);

2. Party A intends to authorize Party B to exercise her 10% equity interests right in Maihesi;

3. Party B agrees and acknowledges such authorization.

NOW THEREFORE, the Parties hereto agree as follows:

1. Party A hereby irrevocably authorize Party B to exercise the following powers and rights during the term of this Authorization Agreement: To exercise at the shareholders' meetings of Maihesi the full voting rights of Party A being the shareholder of Maihesi, including but not limited to, the voting rights regarding the sale or transfer of any or all of the shares of Maihesi held by Party A, acting as Party A’s authorized representative at the shareholders’ meeting of Maihesi to designate and appoint the directors of Maihesi and executing and/or stamping, for and on behalf of the undersigned, such resolutions adopted at any shareholders’ meeting of Maihesi and any other documents pertinent to the exercise of any of the rights of the undersigned in its capacity as a shareholder of Maihesi that requires its execution.

2. Party B, as the authorized person, covenants and agrees to comply with relevant PRC laws and regulations in the course of exercising the rights granted to him by Party A pursuant to Section 1 above.

3. The term of this Agreement is ten (10) years commencing from the execution date of this Agreement unless the earlier termination of the Exclusive Technical, Operational, Business Consulting and Services Agreement executed by Legend Media (Beijing) Information and Technology Co., Ltd. (乐君 (北京) 信息技术有榰公司) , Maihesi, Ju Baochun (巨宝春) and Party A for any reason.

4. This Agreement shall be governed by and construed in accordance with relevant laws and regulations of PRC.

5. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other.

All disputes arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong, which shall be conducted in accordance with HKIAC’s arbitration rules then in effect. The arbitral tribunal shall comprise three arbitrators, two appointed by the Purchaser and the Sellers respectively and the third appointed jointly by the two arbitrators. The language of the arbitration shall be in English.

6. This Agreement is executed in both English and Chinese, with equal validity and legal effect. In the event of any discrepancy between the English and Chinese versions, the English version shall prevail.

7. This Agreement shall take effect on the date and year first above written with the Parties’ signature.

[SIGNATURE PAGES FOLLOW]

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

Xu Wei (穥伟)

Signature: /s/ Xu Wei

Jeffery Dash

Signature: /s/ Jeffery Dash

[SIGNATURE PAGE OF AUTHORIZATION AGREEMENT]